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The following is a series of slides for a presentation to take place on June 7, 2004, at the American Society of Clinical Oncology Annual Meeting.

ACLARA Biosciences, Inc.

ASCO Investor Briefing June 7, 2004

Safe Harbor Statement

During the course of this presentation we will state our beliefs and make projections and other forward-looking statements regarding future events and the future financial performance of both ViroLogic and ACLARA, including statements relating to revenue growth, expectations of testing products and actions designed to continue the growth of patient testing revenue, anticipation of cash resources upon the completion of the merger, the ability of the combined companies to create a leader in molecular diagnostics for personalized medicine in oncology and infectious disease, the size of the oncology testing opportunity and the approval of new targeted therapeutics requiring individual patient testing, and the timing of completion and the likelihood of stockholder approval of the merger. We wish to caution you that such statements are just predictions and subject to risks and uncertainties and other factors that may cause actual events or results to differ materially. These risks and uncertainties include, but are not limited to: risks related to the inability to obtain, or meet conditions imposed for, governmental and other approvals of the merger, including approval by stockholders of the companies; the risk that the ViroLogic and ACLARA businesses will not be integrated successfully; risks related to any uncertainty surrounding the merger, and the costs related to the merger; the risks that the Companies’ products may not perform in the same manner as indicated in this discussion; whether the combined company successfully conducts clinical trials and successfully introduces new products; risks related to the commercialization of ACLARA’s eTag assay system; risks related to the implementation of ViroLogic’s distribution agreement with Quest; whether others introduce competitive products; the risk that the combined company’s products for patient testing may not continue to be accepted or that increased demand from drug development partners may not develop as anticipated; the risk that the combined company may not continue to realize anticipated benefits from its cost-cutting measures; the timing of pharmaceutical company clinical trials; whether payors will authorize reimbursement for its products; whether the FDA or any other agency will decide to regulate the combined company’s products or services; whether the combined company will encounter problems or delays in automating its processes; whether intellectual property underlying the ViroLogic’s PhenoSense technology and ACLARA’s eTag System is adequate; the ultimate validity and enforceability of the companies’ patent applications and patents; the possible infringement of the intellectual property of others and whether licenses to third party technology will be available; and whether the combined company is able to build brand loyalty and expand revenues. We refer you to ViroLogic’s and ACLARA’s publicly filed SEC disclosure documents, including our most recently filed Forms 10-Q, for a detailed description of the risk factors affecting our businesses and other important factors that could cause our actual results to differ materially from our projections and other forward-looking statements.

Other Information

Investors and security holders are advised to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus when available and other documents filed by ViroLogic and ACLARA at the Securities and Exchange Commission’s web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained, when available, from ViroLogic by directing such request to ViroLogic Investor Relations. The joint proxy statement/prospectus and such other documents may also be obtained, when available, from ACLARA by directing such request to ACLARA Investor Relations. ViroLogic, ACLARA and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of ViroLogic and ACLARA with respect to the transactions contemplated by the merger agreement. A description of any interests that ViroLogic’s or ACLARA’s directors and executive officers have in the proposed merger will be available in the joint proxy statement/prospectus. Information regarding ViroLogic officers and directors is included in ViroLogic’s 10-K/A filed with the Securities and Exchange Commission on April 23, 2004. Information regarding ACLARA’s officers and directors is included in ACLARA’s 10-K/A filed with the Securities and Exchange Commission on April 29, 2004. These materials are available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from ViroLogic and ACLARA.

Agenda

Introduction to ACLARA

Tom Klopack, ACLARA’s CEO

Introduction to eTag™ System

Sharat Singh, Ph.D., ACLARA’s CTO & inventor of eTag technology

Clinicians’ perspectives

Dr. David Agus, Cedars Sinai

Dr. Carlos Arteaga, Vanderbilt University

ACLARA Overview

San Francisco Bay Area public biotech company

Proprietary technology: eTagTM System

High value applications in development and diagnostics for targeted therapies

Commercial roll out:

Pharma/Biotech collaborations focused on drugs in clinical development

Clinical testing service

Announced merger with Virologic

$40+M Dx testing service business in Bay area

Leader in personalized medicine in HIV

Why ViroLogic and ACLARA

Cancer therapy development similar to evolution of HIV therapy

Heterogeneous disease

Targeted drugs

Patient specific response

Resistance can develop over time

Testing will facilitate combination therapies (cocktail approach) potential

Combine eTag System and strong finances with successful business and technical infrastructure

Creation of industry powerhouse for personalized medicine

Approved Targeted Cancer Drugs

ALL projected to be ~$1 billion drugs

Drug Pathway

Avastin™ VEGF

Erbitux™ EGFR

Gleevec® BCR-ABL

Herceptin® HER2

Iressa® EGFR

The Problem with Targeted Cancer Drugs

Effective on ~10-20% of patients

But we don’t know which 10%-20%

So have to treat all 10 and only help 1

Good Response

Toxicity and Cost

Herceptin®: Value of Prognostic Indicators

Phase III Trial Outcome for Herceptin with and without Test

With Test (actual) Without Test (calc)

Patient Number 470 2200

Response Rate 50% 10%

Yrs Followup 1.6 10

P Value 0.05 0.05

Result Expedited Approval Not Approvable

Art Levinson, Genentech CEO, Laguna Nigel Meeting, October 13, 2003

eTag System: Powerful Platform for Molecular Diagnostics

Solution phase protein assays

Only technique to measure protein complexes in standard formalin-fixed paraffin-embedded samples

Specific, sensitive and quantitative

Easy read-out from capillary electrophoresis

Targeted Drugs with Dx Enable Personalized Medicine

Aberrant signaling pathways play a central role in cancer cell growth, survival and metastasis

Pharmaceutical companies have developed drugs to down-regulate aberrant signaling pathways

Gleevec ® Herceptin® Erbitux ™ Iressa ® Avastin™ Tarceva ™

Many more drugs in development

All are effective in only sub-populations of patients

Monitoring signaling pathways in patient tissue samples should indicate response to targeted therapies

ACLARA Technology—The eTag System

eTag assays can indicate which pathways are activated by measuring protein complexes in formalin-fixed paraffin-embeddedpatient tumor samples

Provide physicians with information on a patient’s tumorbiology to assist in creating personalized drug regimens

Also use to accelerate preclinical and clinical development of targeted therapeutics

Note to Webcast participants: Animation can be reviewed at aclara.com

eTag Assay Development Underway

Initial new product focus: Her receptor panel

Assays currently in use in drug development

CLIA patient testing format under development

VEGFR, IGF-1R, PDGFR pathway assays

Leverage multiple overlaps in pathways

Build understanding of pathway networks

Develop data on resistance mechanisms over time

Ongoing discussions for Pharma collaborations

eTag Measures Key Drug Targets



C-kit
EGFR Family
VEGF-R
PDGF-R
Gleevec
SU11248
Herceptin
2C4
MDX-210
IMC-C225
ABX-EGF
ZD1839/Iressa
OSI-744/Tarceva
MDX-447
EMD 72000
GW2016
CI-1033
EKB-569
RH3
SU5416
SU11248
PTK787
PD173074
SU6668
ZD6474
ZD4190
CP564959
GW2286
Avastin
IMC-1C11
DC101
Gleevec
SU11248
c-Cbl
Shc
Grb2
Sos
PLCγ
Src
PKC
FAK
Stat1,3,5
ISIS 3521
CGP41251
Bryostatin-1
UCN-01
LY333531
ISIS 2503
R115777
SCH66336
BMS214662
Ras
ISIS 5132
L-779,450
BAY 43-
9006
Raf
CCI-779
RAD001
MEKK1
PI3K
PIP3
PDK1
UCN-01
PKB/Akt
mTOR
Cyclin D
Caspase9
BAD
p70S6K
MKK3/6
MKK4/7
MEK1/2
P38α/β
JNK1/2
Erk1/2
PD 184352
U-0126
Rsk
BAD
Cell Growth (Cancer)

15

ACLARA

Clinical Validation

Strategy

Develop clinical data linking eTag predictive assay data with actual patient response data

Retrospective studies utilizing banked FFPE patient samples

Prospective ongoing studies

Status

Prominent clinicians and researchers on SAB

Publications in development

Clinical studies

Cedars-Sinai Medical Center

Vanderbilt University

ECOG

University of Wisconsin

The Tokyo Metropolitan Institute of Medical Science

Prediction of Herceptin® Response

Retrospective analysis of breast cancer patients treated with Herceptin and chemotherapy

Received 13 blinded breast tumor samples (DAKO +++)

ACLARA correctly predicted progression and non-progression of disease in all patients

Next steps: analyze ~100 patient samples (study conducted Q3 ‘04)

Multiple Winners with Targeted Rx & Dx

Critically ill Patients – treated with the most effective drugs at the appropriate time

Physicians – patient specific information to clarify treatment choices

Pharmaceutical Companies –

Shorter, faster, less expensive clinical trials

More rapid approval for targeted therapies

Higher value for higher patient specific efficacy

Payors – clearer rationale for reimbursement

A Clinician’s Perspective

Dr. David Agus, Research Director at the Louis Warschaw Prostate Cancer Center at Cedars-Sinai Medical Center and Assistant Professor of Medicine at UCLA, is researching the various factors that influence cancer development, progression and response to treatment.

Dr. Carlos Arteaga, Professor of Medicine and Cancer Biology and Director of the Breast Cancer Research Program of the Vanderbilt-Ingram Cancer Center at Vanderbilt University School of Medicine is distinguished for his studies of the HER2 receptor.

ACLARA Biosciences, Inc.

ASCO Investor Briefing June 7, 2004